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EXHIBIT 5.1

OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP

January 18, 2002

Phoenix Technologies Ltd.
411 East Plumeria Drive
San Jose, California 95134

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we are rendering this opinion in connection with the registration of up to 505,646 shares of common stock, $0.001 par value (the "Common Stock"), of Phoenix Technologies Ltd., a Delaware corporation (the "Company"). 505,646 shares of Common Stock were issued to the selling stockholders in connection with the closing of the acquisition of certain assets of StorageSoft, Inc., StorageSoft Solutions, Inc. and StorageSoft BV i.o., by the Company pursuant to an asset acquisition agreement dated December 21, 2001 (the "Acquisition Agreement").

        We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that the 505,646 shares issued by the Company pursuant to the Acquisition Agreement were validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Acquisition Agreement, were legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-3 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,
ORRICK, HERRINGTON & SUTCLIFFE LLP

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  EXHIBIT 5.1
OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP